UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2007

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Return on Net Asset (“RONA”) Bonus Awards in Lieu of Certain Executive Perquisites

On December 7, 2007, the Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”) of Parker-Hannifin Corporation (the “Corporation”) approved the elimination of certain executive perquisites effective January 1, 2008. The executive perquisites to be eliminated consist of home security; financial planning, tax preparation and estate planning; tax gross-ups on spousal travel; monthly dues and related tax gross-ups on private clubs; and health and fitness club dues. In lieu of those executive perquisites, the Compensation Committee awarded additional RONA Bonus shares to each of its executive officers, including the additional RONA Bonus shares awarded to the named executive officers listed below:

Named Executive Officer	Number of Additional RONA Bonus Shares
Donald E. Washkewicz	1.30
John D. Myslenski	2.00
Timothy K. Pistell	2.00
Lee C. Banks	1.60
Robert P. Barker	1.60

These additional RONA Bonuses will be paid in one lump sum in August for each of the Chief Executive Officer, the Chief Financial Officer, the Executive Vice President and the Executive Vice President – Sales, Marketing and Operations Support. For all other executive officers, these additional RONA Bonuses will be paid in two installments in April and August. Each installment is based on actual year-to-date results. The Corporation will hold back 25% of the year-to-date calculation from the April installment to ensure that it has the flexibility to reconcile the August payment to final year-end results. All payments for these additional RONA Bonuses are made in cash. The additional RONA Bonuses will be calculated at each payment date as follows:

•

The applicable return on net assets will be calculated by dividing earnings (year-to-date segment operating income) by average assets (average of inventory, accounts receivable, prepaid expenses, property, plant and equipment, goodwill and intangibles, less trade accounts payable and contract reserves, at the beginning of the fiscal year and at the end of each applicable quarter-end to date).

•	The multiple will be calculated as follows:

¡	For that portion of the applicable return on net assets which is less than or equal to 35%, the multiple is 1% for every 5.6% of return on net assets.

¡	For that portion of return on net assets in excess of 35%, the multiple is 1% for every 11.2% of the excess.

•

The amount of the payout will be calculated by multiplying the number of additional RONA Bonus shares awarded to the recipient by the multiple, and multiplying that total by the midpoint of the base salary range for the recipient for the fiscal year. Since the Compensation Committee awarded these additional RONA Bonus shares halfway through the fiscal year, the amount of payout will be divided by two.

These additional RONA Bonuses will be excluded from benefit calculations under the Corporation’s Executive Long-Term Disability Plan, the Corporation’s Consolidated Pension Plan, the Corporation’s Pension Restoration Plan, the Corporation’s Supplemental Executive Retirement Benefits Program and the Corporation’s Change in Control Severance Agreements. These additional RONA Bonuses will not be eligible for deferral under the Corporation’s Retirement Savings Plan, the Corporation’s Savings Restoration Plan and the Corporation’s Executive Deferral Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Thomas A. Piraino, Jr.
Thomas A. Piraino, Jr.
Vice President and Secretary

Date: December 13, 2007